UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

PLH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

California	000-54810	95-4386777
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6655 Knott Avenue
Buena Park, CA 92640
(Address of principal executive offices) (zip code)

(714) 739-6622
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 4, 2016, we filed our Annual Report on Form 10-K for the year ended December 31, 2015. In this filing, the financial statements of our wholly-owned foreign subsidiaries were recorded at cost rather than being consolidated with our financial statements. Including the financial results of our wholly-owned subsidiaries at cost rather than consolidating them with our financial result does not adhere to generally accepted accounting principles (“GAAP”). As a result, our balance sheets in the filing as of December 31, 2015 and the related statements of income, stockholders’ equity and cash flows for the years then ended did not include any adjustments that may have resulted if the financial statements were consolidated in accordance with GAAP. Additionally, as a result of us failing to consolidate the financial statements of our wholly-owned subsidiaries, the registered independent accounting firm that we retained to audit our financial statements for the period ended December 31, 2015, issued a qualified report of independent registered public accounting firm, rather than the required non-qualified report.

As of the date of this Current Report on Form 8-K, we are not current with our financial reporting requirements. Based on the matters described in the preceding paragraph, our Board of Directors has determined that our audited financial statements for the fiscal year ended December 31, 2015, should not be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016	PLH Products, Inc.
a California corporation

/s/ Seung Woo Lee
	By:	Seung Woo Lee
	Its:	Chief Executive Officer